Exhibit 16.1

                       [LETTERHEAD OF BEDINGER & COMPANY]

                                October 16, 2000


Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

     Bedinger & Company is in agreement with the statements made to us by letter dated October 10, 2000 in response to item 304 (a) of Regulation S-K. We understand that our letter will be filed as an exhibit to the current report on from 8-K filed by Cox Technologies, Inc.


                                   Sincerely,

                                   /s/ Bedinger & Company

                                   Certified Public Accountants